Exhibit 99.1

Contacts:	David A. Slack, CFO
Michael T. Perkins,
Manager of Investor Relations
(708) 867-9600

STRATOS LIGHTWAVE ANNOUNCES RESULTS FOR FOURTH QUARTER AND

YEAR ENDED APRIL 30, 2003

CHICAGO (June 25, 2003)—Stratos Lightwave, Inc., (NASDAQ: STLW) a leading supplier of optical subsystems, today announced the financial results for its fourth quarter and fiscal year ended April 30, 2003.

Net sales for the fourth quarter of fiscal 2003 were $7.4 million, compared with $14.2 million for the fourth quarter of fiscal 2002, a decrease of 47.9 percent, and compared with $8.1 million for the third quarter of fiscal 2003.

The net loss for the fourth quarter of fiscal 2003, on a generally accepted accounting principles (GAAP) basis, was $62.6 million or $8.52 per share, compared with $38.0 million or $5.53 per share for the fourth quarter of fiscal 2002, and compared with $9.3 million or $1.27 per share for the third quarter of fiscal 2003. Included in the results for the fourth quarter of fiscal 2003 is a non-cash charge of $30.6 million or $4.17 per share for the impairment of certain fixed assets and a non-cash charge of $34.9 million or $4.75 per share for the impairment of goodwill and other intangible assets. The Company also recorded license fees and royalty income for the fourth quarter 2003 of $10.6 million or $1.44 per share; this included license fees of $10.0 million, of which $7.5 million is receivable in two payments through June, 2005.

Net sales for fiscal year 2003 were $37.2 million, compared with $56.4 million for fiscal year 2002, a decrease of 34.0 percent.

The net loss for fiscal year 2003, on a generally accepted accounting principles (GAAP) basis, was $120.3 million or $16.44 per share, compared with $72.2 million or $11.06 per share for fiscal year 2002. Included in the results for the year is a non-cash charge of $33.7 million or $4.61 per share for the impairment of certain fixed assets, a non-cash charge of $54.0 million or $7.38 per share for the impairment of goodwill and other intangible assets and a non-cash charge of $6.8 million or $0.93 per share for excess and obsolete inventory, which was reduced by $1.9 million or $0.26 per share for the sale of inventory previously reserved for. The Company also recorded license fees and royalty income for fiscal year 2003 of $14.4 million or $1.97 per share; this included two license fees totaling $13.0 million.

NON-GAAP FINANCIAL RESULTS

The Company provides non-GAAP financial measures (formerly referred to as “pro forma”) to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the

Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from GAAP results, may provide additional understanding of the Company’s core operating results or business performance. However, these non-GAAP financial measures are not intended to supersede or replace the Company’s GAAP results. A detailed reconciliation of the non-GAAP results to GAAP results is provided in the “NON-GAAP Condensed Consolidated Statements of Operations” schedules below.

The Company reported a non-GAAP net profit for the fourth quarter of $1.5 million or $0.21 per share, compared with a non-GAAP net loss of $4.8 million or $0.70 per share for the fourth quarter of fiscal 2002, and compared with a non-GAAP net loss of $3.5 million or $0.48 per share for the third quarter of fiscal 2003. The non-GAAP results for the fourth quarter exclude a non-cash charge of $30.6 million for the impairment of certain fixed assets, a non-cash charge of $34.9 million for the impairment of goodwill and other intangible assets, $102,000 for severance pay and a reversal for the reserve for deferred tax assets of $1.0 million. The non-GAAP results for the fourth quarter of fiscal year 2003 also include a charge of $525,000 for the sale of inventory previously reserved for as obsolete.

The non-GAAP net loss for fiscal year 2003 is $14.9 million or $2.04 per share, compared with a non-GAAP net loss of $18.3 million or $2.80 per share for fiscal year 2002.

James W. McGinley, President and Chief Executive Officer said, “We are pleased with our progress on cost reduction and conserving our cash. We had more than $61 million in cash and short-term investments as of the end of the fourth quarter. This key competitive advantage can sustain us through this prolonged downtown.”

WEBCAST/CONFERENCE CALL

Stratos Lightwave will host a live audio webcast and conference call on Wednesday, June 25 at 5:00 pm EST. Investors and other interested parties may listen to the live webcast by visiting the investor relations section of the Stratos Lightwave website at www.stratoslightwave.com. James W. McGinley and David A. Slack will discuss the Company’s earnings and operations. A replay of the conference call will be available for 48 hours beginning at 7:00 pm EST. The replay number is 1-800-642-1687 with a pass code of 360736. A webcast replay will also be available on the Company’s website.

ABOUT STRATOS LIGHTWAVE

Stratos Lightwave, Inc. (NASDAQ: STLW) develops, manufactures and sells optical subsystems for various applications. These optical subsystems are used in storage, data networking, metro/telecom, military/government and other industrial markets.

This press release contains predictions, estimates and other forward-looking statements regarding anticipated revenue growth, customer orders, manufacturing capacity and financial performance. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and we assume no obligation to update any such forward-looking statements. Forward-looking statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested. These factors include rapid technological change in the optical communications industry; fluctuations in operating results; the Company’s dependence on a few large customers; and competition. Other risk factors that may affect the Company’s performance are listed in the Company’s annual report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission.

For additional information contact Stratos Lightwave at 7444 W. Wilson Ave., Chicago, IL USA 60706-4549; Tel: 708.867.9600. Fax: 708.867.0996. Website: www.stratoslightwave.com.

STRATOS LIGHTWAVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and shares outstanding)

	Three Months Ended April 30,		Year Ended April 30,
	2003	2002	2003	2002
Revenue:
Net sales	$7,352	$14,152	$37,236	$56,387
License fees and royalties	10,598	1,785	14,398	3,622

Total	17,950	15,937	51,634	60,009

Costs and expenses:
Cost of products sold	24,450	19,063	63,114	64,713
Research and development	19,312	6,915	40,208	28,087
Sales and marketing	1,407	2,206	7,063	7,999
General and administrative	35,549	25,979	45,675	37,349

Total costs and expenses	80,718	54,163	156,060	138,148

Loss from operations	(62,768)	(38,226)	(104,426)	(78,139)

Investment income	186	249	1,117	3,368

Loss before income taxes	(62,582)	(37,977)	(103,309)	(74,771)
Provision (credit) for income taxes	—	—	—	(2,581)

Loss before cumulative effect of a change in accounting principle	(62,582)	(37,977)	(103,309)	(72,190)

Cumulative effect of a change in accounting principle	—	—	(16,982)	—

Net loss	$(62,582)	$(37,977)	$(120,291)	$(72,190)

Net loss per share, basic and diluted :
Before cumulative effect of a change in accounting principle	$(8.52)	$(5.53)	$(14.12)	$(11.06)
Cumulative effect of a change in accounting principle	—	—	(2.32)	—

Net loss	$(8.52)	$(5.53)	$(16.44)	$(11.06)

Weighted average number of Common Shares outstanding:
Basic	7,342,081	6,872,017	7,317,624	6,524,927
Diluted	7,342,081	6,872,017	7,317,624	6,524,927

For comparative purposes, the net loss per share for the three months and year ended April 30, 2003 are restated to reflect the 1 of 10 reverse stock split effective as of October 21, 2002. restated to reflect the 1 for 10 reverse stock split effective October 21, 2002.

STRATOS LIGHTWAVE, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and shares outstanding)

	Three Months Ended April 30,		Year Ended April 30,
	2003	2002	2003	2002
Revenue:
Net sales	$7,352	$14,152	$37,236	$56,387
License fees and royalties	10,598	1,785	14,398	3,622

Total	17,950	15,937	51,634	60,009

Costs and expenses:
Cost of products sold	8,544	11,660	39,365	47,487
Research and development	2,362	6,583	18,908	25,712
Sales and marketing	1,407	2,189	6,883	7,976
General and administrative	3,293	3,730	12,439	12,620

Total costs and expenses	15,606	24,162	77,595	93,795

Profit (loss) from operations	2,344	(8,225)	(25,961)	(33,786)

Investment income	186	249	1,117	3,368

Profit (loss) before income taxes	2,530	(7,976)	(24,844)	(30,418)
Provision (credit) for income taxes	1,012	(3,190)	(9,937)	(12,147)

Net profit (loss)	$1,518	$(4,786)	$(14,907)	$(18,271)

Net profit (loss) per share, basic and diluted	$0.21	$(0.70)	$(2.04)	$(2.80)

Weighted average number of Common Shares outstanding:
Basic	7,342,081	6,872,017	7,317,624	6,524,927
Diluted	7,342,081	6,872,017	7,317,624	6,524,927

The net loss per share for the three months and year ended April 30, 2003 are restated to reflect the 1 for 10 reverse stock split effective October 21, 2002.

STRATOS LIGHTWAVE, INC.

A reconciliation between net loss on a GAAP basis and non-GAAP net loss is as follows

(In thousands)

	Three Months Ended April 30,		Year Ended April 30,
	2003	2002	2003	2002
GAAP net loss	$(62,582)	$(37,977)	$(120,291)	$(72,190)

Cost of Goods Sold:
Inventory write off net of sale of inventory previously written off	(525)	5,694	4,798	14,653
Restructuring cost—Severance pay and related cost	—	408	847	498
Impairment of certain fixed assets	16,430	1,178	18,104	1,790
Other restructuring costs	—	123	—	285

Total non-GAAP COGS adjustments	15,905	7,403	23,749	17,226

R&D Expenses:
Restructuring cost—Severance pay and related cost	102	104	937	225
Write-off of purchased in process R&D	—	—	2,070	—
Impairment of intangible assets	6,500	—	6,500	—
Impairment of certain fixed assets	10,348	105	11,793	105
Other restructuring costs	—	122	—	2,045

Total non-GAAP R&D adjustments	16,950	331	21,300	2,375

Selling Expenses:
Restructuring cost—Severance pay and related cost	—	8	159	8
Other restructuring costs	—	9	20	14

Total non-GAAP Selling adjustments	—	17	179	22

Administration Expenses:
Restructuring cost—Severance pay and related cost	—	7	830	40
Impairment of goodwill	28,430	8,500	45,411	8,462
Impairment of certain fixed assets	3,827	12,827	3,827	12,855
Reserve for bad debts	—	—	151	2,121
Other restructuring costs	—	916	—	1,252

Total non-GAAP Admin. adjustments	32,257	22,250	50,219	24,730

Deferred income tax valuation reserve	(1,012)	3,190	9,937	9,566

Non-GAAP net loss	1,518	(4,786)	(14,907)	(18,271)

STRATOS LIGHTWAVE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 30, 2003	April 30, 2002
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$43,649	$61,020
Short term investments	17,879	30,900
Accounts receivable—net	7,701	8,245
Inventories	7,794	15,821
Recoverable income taxes	2,391	2,820
Prepaid expenses	2,083	1,789

TOTAL CURRENT ASSETS	81,497	120,595

PROPERTY, PLANT AND EQUIPMENT	93,667	98,918
Less allowances for depreciation	67,415	30,020

NET PROPERTY, PLANT AND EQUIPMENT	26,252	68,898

GOODWILL—net	—	55,155
OTHER ASSETS	16,864	9,948

TOTAL ASSETS	124,613	254,596

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts and notes payable	$5,063	$12,966
Current portion of long-term debt	6,331	3,715
Other current liabilities	5,007	5,874

TOTAL CURRENT LIABILITIES	16,401	22,555

OTHER LIABILITIES
Long term debt	298	6,569
Deferred Income Taxes	6,519	4,494
Minority Interest	350	498

SHAREHOLDERS’ EQUITY
Common Stock	74	728
Paid in capital	284,254	283,162
Retained earnings (deficit)	(183,406)	(63,115)
Other shareholders’ equity	123	(295)

TOTAL SHAREHOLDERS’ EQUITY	101,045	220,480

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$124,613	$254,596